Exhibit 99.2

PRECISION CASTPARTS COMPLETES ACQUISITION OF TIMET

Precision Castparts Corp. (NYSE:PCP) (PCC) announced today that it has completed its acquisition of Titanium Metals Corporation (NYSE:TIE) (Timet). Timet has been a subsidiary of ELIT Acquisition Sub Corp. (Acquisition Sub), a wholly-owned subsidiary of PCC, since December 21, 2012. Acquisition Sub, as the owner of more than 90% of the outstanding shares of Timet common stock, completed a short-form merger with Timet on January 7, 2013, as a result of which Timet became a wholly-owned subsidiary of PCC. Each remaining share of Timet common stock not tendered in PCC’s previous tender offer for Timet shares (other than shares as to which holders properly exercise appraisal rights) was converted in the merger into the right to receive $16.50 without interest and less any applicable withholding of taxes. As a result of the merger, Timet common stock will cease to be traded on the New York Stock Exchange.

About Precision Castparts Corp.

Precision Castparts Corp. is a worldwide, diversified manufacturer of complex metal components and products. It serves the aerospace, power, and general industrial markets. PCC is the market leader in manufacturing large, complex structural investment castings, airfoil castings, forged components, aerostructures and highly engineered, critical fasteners for aerospace applications. In addition, PCC is the leading producer of airfoil castings for the industrial gas turbine market. PCC also manufactures extruded seamless pipe, fittings, forgings, and clad products for power generation and oil & gas applications; commercial and military airframe aerostructures; and metal alloys and other materials to the casting and forging industries.

About Titanium Metals Corporation

Timet offers a full range of titanium products, including ingot and slab, forging billet, and mill forms. Timet is vertically integrated, capable of making its own titanium sponge. In 2011, more than 75 percent of Timet’s sales were to aerospace and defense end markets, with PCC representing more than 15 percent of total sales. Timet operates seven primary melting or mill facilities in Henderson, Nevada; Toronto, Ohio; Morgantown, Pennsylvania; Vallejo, California; Witton, England; Waunarlwydd, Wales; and Ugine, France, and employs approximately 2,750 people.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, based on current expectations or beliefs, as well as a number of assumptions about future events. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that Timet’s business will not be successfully integrated with PCC’s business; costs associated with the merger and tender offer; fluctuations in the aerospace, power generation, and general industrial cycles; the relative success of PCC’s entry into new markets; competitive pricing; the financial viability of PCC’s significant customers; the concentration of a substantial portion of our business with a relatively small number of key customers; the impact on PCC of customer or supplier labor disputes; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on PCC’s business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; demand, timing, and market acceptance of new commercial and military programs, including the Boeing 787; the availability and cost of energy, materials, supplies, and insurance; the cost of pension benefits and post-retirement medical benefits; equipment failures; product liability claims; relations with PCC’s employees; PCC’s ability to manage its operating costs and to integrate other acquired businesses in an effective manner; misappropriation of our intellectual property rights; governmental regulations and environmental matters; risks associated with international operations and world economies; the relative stability of certain foreign currencies; the impact of adverse weather or natural disasters; the availability and cost of financing; and implementation of new technologies and process improvement. Any forward-looking statements should be considered in light of these factors. PCC undertakes no obligation to publicly release any forward-looking information to reflect anticipated or unanticipated events or circumstances after the date of this document.